Exhibit 99.1

For Immediate Release

For Further Information:

Jean Johnson, General Counsel and Secretary

Danka Business Systems PLC

(727) 456-4460

DANKA SHAREHOLDERS APPROVE ENTRY INTO MEMBERS’ VOLUNTARY

LIQUIDATION

ST. PETERSBURG, FLORIDA (February 19, 2009) – Danka Business Systems PLC (“Danka” or “the Company”) (OTC BB: DANKY.OB) announced that its shareholders voted to approve the Company’s entry into a Members’ Voluntary Liquidation at an Extraordinary General Meeting of Danka shareholders held earlier today in London.

As a result of such approval, the Company has now entered into the Members’ Voluntary Liquidation and Jeremy Spratt and Finbarr O’Connell of KPMG LLP have been appointed joint liquidators for the purposes of the voluntary winding up of the Company. The liquidators will begin the process of inquiring into the existence and value of any creditors’ claims against the Company, settling any liabilities and returning any surplus assets to Danka shareholders as soon as practicable.

Pursuant to the terms of a deed of undertaking entered into between the Company and the holders of its convertible participating shares (the “Participating Shareholders”), the Participating Shareholders have agreed to instruct the liquidators to pay to all persons who hold Danka ordinary shares and American Depositary Shares (“ADSs”) a cash amount equal to $0.03 per ordinary share, or $0.12 per ADS, as soon as practicable. Any remaining cash balance after such payment to the holders of ordinary shares and ADSs will be distributed over time to the Participating Shareholders.

As previously disclosed in the proxy statement filed with the SEC on January 20, 2009 in connection with the Extraordinary General Meeting, and mailed to holders of ADSs on or about that date, today, February 19, 2009, will serve as the final record date for determining the holders of ordinary shares and ADSs entitled to receive the distribution described above in the Members’ Voluntary Liquidation. Accordingly, The Bank New York Mellon, as depositary for the Company’s ADSs, will close its transfer books as of February 19, 2009, with respect to the Company’s ADSs.

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Certain statements contained herein are forward-looking statements, and contain information relating to us that is based on our beliefs as well as assumptions, made by, and information currently available to us. The words “goal”, “anticipate”, “expect”, “believe”, “could”, “should”, “intend” and similar expressions as they relate to us are intended to identify forward-looking statements, although not all forward looking statements contain such identifying words. No assurance can be given that the results in any forward-looking statement will be achieved. For the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements provided for in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such actual results to differ materially from those reflected in any forward-looking statements include, but are not limited to, the following: (i) any inability of the liquidators’ to conclude the members’ voluntary liquidation expeditiously; (iii) any material adverse change in financial markets, the economy or in our financial position; (iv) any inability to record and process key data due to ineffective implementation of business processes and policies; (v) any negative impact from the loss of any of our senior or key management personnel; (vi) any incurrence of tax or other liabilities or tax or other payments beyond our current expectations, which could adversely affect our liquidity; (vii) any negative impact of the accreted value of our outstanding preferred stock or its continued accretion; (viii) any negative impact of our continued organization as an England and Wales registered Company following entry into the members’ voluntary liquidation; (ix) actions of governmental entities, including regulatory requirements; (x) actions by shareholders in connection with the distribution of the net proceeds from sale of our U.S. operating business; (xi) the outcome of legal proceedings to which we are or may become a party; and (xii) other risks including those risks identified in any of our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis only as of the date they are made. Except as required by applicable law, we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances that arise after the date they are made.